Exhibit 10.32

Lakeland (Beijing) Safety Products Co., Ltd. June 1, 2015 – May 31, 2017

Unit 502, Building B, Sinolight Plaza

No.4 WangjingQiyang Road, Chaoyang District,

Beijing 100102, PRC

Summary as below:

Lessor: China National Pulp and Paper Research Institute,

Lessee: Lakeland (Beijing) Safety Products Limited

1.	Extended lease period: 2 years, from June 1, 2015 to May 31, 2017
2.	Rent : monthly RMB 10,518 – USD $19,985 YEARLY
3.	Office area : 980 sq feet
4.	Security Deposit: RMB 31,554
5.	Rate: 3.85RMB/Day/ per sqm